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                                                                       EXHIBIT 5




                                                     May 19, 2004



Doral Financial Corporation
1451 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920

Dear Sirs:

         As counsel to Doral Financial Corporation, a Puerto Rico corporation (the "Company"), we have been requested to render this opinion for filing as
Exhibit 5 to the Company's Registration Statement (the "Registration Statement"), which is being filed with the Securities and Exchange Commission.

         The Registration Statement covers 4,000,000 shares of Common Stock of the Company, $1.00 par value per share (the "Shares"), authorized for issuance under the Company's Omnibus Incentive Plan (the "Plan").

         As counsel to the Company, we have examined such documents, corporate records, documents, certificates and other instruments, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies of originals.

         Upon the basis of such examination, we are of the opinion that:

         1. the Plan and the Shares have been duly authorized by all requisite corporate action on the part of the Company; and

         2. when the Shares are issued in accordance with the terms of the Plan, the Shares will be duly authorized and validly issued, fully-paid and non-assessable.

         We are members of the Bar of the Commonwealth of Puerto Rico and do not purport to be experts in, or to render any opinions with respect to, the laws of any state or jurisdiction other than the

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laws of the Commonwealth of Puerto Rico and the Federal laws of the United
States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                     Very truly yours,

                                     /s/ PIETRANTONI MENDEZ & ALVAREZ LLP